FIRST AMENDMENT OF LOAN SERVICING AGREEMENT This First Amendment of Loan Servicing Agreement (the "First Amendment") is made and entered into as of the~ day of September, 2013, by and between Nelnet, Inc., a Nebraska corporation (the "Servicer") and Union Bank and Trust Company, individually and as trustee (the "Lender"). WHEREAS, Servicer and Lender entered into that certain Loan Servicing Agreement dated as of November 25, 2008 (the "Agreement"), and the parties hereto wish to amend the Agreement in the manner specified herein. NOW, THEREFORE, IN CONSIDERATION OF the foregoing premises and the mutual covenants and promises herein contained, the parties hereto agree as follows: 1. Amendment of Schedule "A". Schedule "A" of the Agreement is hereby amended in the following respects: a. Paragraph A is hereby amended so as to (i) delete the phrase "Five Dollars ($5.00)" and insert the following in its place: "Ten Dollars ($10.00)"; and (ii) delete the phrase "Ten Dollars ($10.00)" and insert the following in its place: "Twenty Dollars ($20.00)." b. Paragraph B is hereby amended so as to delete the phrase "One Dollar and Fifty Cents ($1.50)" and insert the following in its place: "Three Dollars ($3.00)." c. Paragraph C is hereby amended so as to delete the first sentence in its entirety and insert the following in its place: "The monthly servicing fee shall be an amount equal to $3.00 per SSN for Loans in repayment status, and $2.00 per SSN for Loans in school status; with respect to Loans that are thirty (30) days or more past due, an additional delinquency fee of Two Dollars and Twenty Five Cents ($2.25) per SSN per month, and a claim filing fee of Forty Dollars ($40.00) per SSN for any claim filed." d. Paragraph D is hereby amended so as to delete the phrase "One Thousand Dollars ($1,000.00)" and insert the following in its place: "Two Thousand Five Hundred Dollars ($2,500.00)". e. Paragraph E is hereby amended so as to delete the phrase "Thirty Five Dollars ($35.00)" and insert the following in its place: "Fifty Dollars ($50.00)."

f. Paragraph F is hereby amended so as to delete the phrase "Thirty Five Dollars ($35.00)" and insert the following in its place: "Fifty Dollars ($50.00)." 2. Effect of First Amendment. This First Amendment shall be effective as of the date first above written. Except as expressly amended in this First Amendment, all terms and provisions set forth in the Agreement shall remain in full force and effect, without modification. Nelnet, Inc. Union Bank and Trust Company, Individually and as Trustee By: ~'IYJLvhUu'~0--~~=-------~~~~------ Title: --l{.o:..=..;£::;,;./...;;.!cIr.;.::~;;.:,.' ~_8~=-:::..::::;... _